Friday, October 15, 2004

Press Release

Source:	Farmers National Banc Corp. Frank L. Paden, President 20 South Broad St. P.O. Box 555 Canfield, OH 44406 330-533-3341 330-533-0451 (FAX) Email: exec@fnbcanfield.com

FARMERS NATIONAL BANC CORP. DECLARES STOCK DIVIDEND

CANFIELD, Ohio (October 15, 2004) – Farmers National Banc Corp, (OTC BB: FMNB), the parent holding company of Farmers National Bank, today reported the declaration of a stock dividend.

On October 12, 2004, the Board of Directors declared a 2% stock dividend, payable on November 30, 2004 to shareholders of record as of November 12, 2004. This stock dividend marks the twenty-ninth consecutive year that the corporation paid this type of dividend.

Farmers National Bank operates sixteen banking offices throughout Mahoning, Trumbull and Columbiana Counties. The bank offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.fnbcanfield.com.